Exhibit 99.1

TALON INTERNATIONAL REDEEMS ALL SERIES B PREFERRED STOCK

Eliminates $25.9 million liquidation preference obligation

Completes $5.5 million strategic equity investment

LOS ANGELES – July 15, 2013 – Talon International, Inc. (OTCQB: TALN), a leading global supplier of zippers, apparel fasteners, trim and stretch technology products, announced today that it has redeemed all of the outstanding shares of its Series B convertible preferred stock for $13.0 million in cash and a short-term, low-interest bearing promissory note of $5.8 million, for a total consideration of $18.8 million.

The redemption of the preferred shares removes the Company’s current liquidation preference obligation of $25.9 million, which entitled the preferred shareholders to payment of the preference amount before payment to the common stockholders. The liquidation preference was scheduled to increase to $40.7 million at the time the preferred shares became mandatorily redeemable in 2016. The removal of this obligation results in an immediate benefit to common stockholders of approximately $7.0 million. The Company now has only common shares outstanding.

To complete the redemption, the Company received a $5.5 million strategic equity investment from a group of private investors, including a former Board member and the current Chairman of the Board. This investment, which consists of the sale of common stock at a price of $0.09 per share, together with the Company’s cash and the short-term note, enabled the Company to repurchase all of the Series B convertible preferred stock at a significant discount to its current liquidation preference amount.

Lonnie Schnell, Talon’s CEO stated, “The redemption of preferred shares and the successful equity raise that made it possible, are major achievements and important milestones for Talon International. The elimination of the preferred stock from our capital structure improves our risk profile, enhances our financial flexibility and removes a major impediment to creating value for common shareholders.”

As a result of the equity raise, Talon’s executive management team received shares of common stock upon settlement of previously issued restricted stock units, increasing management’s ownership by approximately 4.8 million shares.

Please refer to Talon’s SEC Form 8-K filing when available for additional details about the transactions.

Conference Call

Talon International will hold a conference call on Tuesday, July 16, 2013 to discuss today’s announcement. Mr. Schnell will host the call starting at 4:30 p.m. Eastern Time. A question and answer session will follow the presentation. To participate, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Tuesday, July 16, 2013

Time: 4:30 p.m. Eastern Time; 1:30 p.m. Pacific Time

Domestic callers: 1-877-317-6789

International callers: 1-412-317-6789

Conference ID#: TALON

Talon International, Inc.

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day and through August 16, 2013. The toll-free replay call-in number is 1-877-870-5176 for domestic callers and 1-858-384-5517 for international, using Conference ID number 10031571.

About Talon International, Inc.

Talon International, Inc. is a major supplier of customer zippers, complete trim solutions and stretch technology products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers worldwide. Talon develops, manufactures and distributes custom zippers exclusively under its Talon® brand (“The World’s Original Zipper Since 1893”); designs, develops, manufactures, and distributes complete apparel trim solutions and products; and provides stretch technology for specialty waistbands all under its trademark and world renowned brands, Talon®, and TekFit® to major apparel brands and retailers. Leading retailers worldwide recognize and use Talon products including Abercrombie and Fitch, Polo Ralph Lauren, Kohl’s, J.C. Penney, FatFace, Victoria’s Secret, Wal-Mart, Tom Tailor, Phillips-Van Heusen, Juicy Couture, and many others. The company is headquartered in the greater Los Angeles area, and has offices and facilities throughout the United States, United Kingdom, Hong Kong, China, Taiwan, India, Indonesia and Bangladesh.

Forward Looking Statements

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “should,” and “potential,” among others. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to the company’s views on market growth, changing trends in apparel retailing, new product introductions, the company’s ability to execute on its sales strategies, and the risk factors listed from time to time in Talon’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2012. SEC-filed documents are available at no charge at the SEC’s website (www.sec.gov) or from the company. All forward-looking statements included in this release are based upon information available to Talon as of the date of this release, which may change.

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Contacts:

Lisa Mueller (Investors)

Megan Klein (Media)

Financial Profiles, Inc.

Tel: 310-478-2700

TALON@finprofiles.com